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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned directors and/or officers of Teva Pharmaceutical Industries Limited (the "Company"), a corporation organized under the laws of Israel, hereby constitutes and appoints Israel Makov, William A. Fletcher and Dan S. Suesskind, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and deliver a registration statement filed on Form F-3 relating to the offering by the Company and/or certain of its affiliates of ordinary shares, American Depositary Shares, American Depositary Receipts, debentures, purchase contracts, warrants, guarantees and/or other securities of the Company and/or such affiliates, and any and all amendments (including post-effective amendments) thereto, and to sign any registration statement for the same offering covered by such registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the U.S. Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name                                Title(s)                       Date
------------------------  ------------------------------  ----------------------

/s/ Eli Hurvitz
------------------------           Chairman               December 12, 2003
Eli Hurvitz


/s/ Israel Makov
------------------------       President and Chief        December 12, 2003
Israel Makov                    Executive Officer


                              Chief Financial Officer
------------------------       (Principal Financial       December 12, 2003
Dan S. Suesskind               Officer and Accounting
                                     Office)



/s/ Ruth Cheshin
------------------------           Director               December 12, 2003
Ruth Cheshin


/s/ Abraham E.Cohen
------------------------           Director               December 12, 2003
Abraham E.Cohen

/s/ Leslie Dan
------------------------           Director               December 12, 2003
Leslie Dan


/s/ Amir Elstein
------------------------           Director               December 12, 2003
Amir Elstein


/s/ Meir Heth
------------------------           Director               December 12, 2003
Meir Heth


/s/ Moshe Many
------------------------           Director               December 12, 2003
Moshe Many


/s/ Leora Meridor
------------------------           Director               December 12, 2003
Leora Meridor


/s/ Max Reis
------------------------           Director               December 12, 2003
Max Reis


/s/ Michael Sela
------------------------           Director               December 12, 2003
Michael Sela


/s/ Dov Shafir
------------------------           Director               December 12, 2003
Dov Shafir


/s/ Gabriela Shalev
------------------------           Director               December 12, 2003
Gabriela Shalev


/s/ Harold Snyder
------------------------           Director               December 12, 2003
Harold Snyder


/s/ William A. Fletcher
------------------------       Authorized U.S.            December 12, 2003
William A. Fletcher            Representative